SCHEDULE 14A
(RULE 14A-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
EXCHANGE ACT OF 1934 (AMENDMENT NO.)

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NEUROBIOLOGICAL TECHNOLOGIES, INC.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NEUROBIOLOGICAL TECHNOLOGIES, INC.
3260 Blume Drive, Suite 500
Richmond, California 94806
(510) 262-1730

October 8, 2002

Dear Stockholder:

You are cordially invited to attend the 2002 Annual Meeting of Stockholders of Neurobiological Technologies, Inc. The Annual Meeting will be held at the St. Francis Yacht Club, On The Marina, in San Francisco, California on Thursday, November 14, 2002 at 10:00 a.m., local time.

The matters to be considered at the meeting are described in detail in the attached proxy statement. We will also report on the activities of the Company immediately following the meeting, and you will have an opportunity to submit questions or comments on matters of interest to stockholders generally. Included with the proxy statement is a copy of the Company’s 2002 Annual Report to Stockholders for the fiscal year ended  June 30, 2002.

Please use this opportunity to take part in the affairs of the Company by voting on the business to come before this meeting. Regardless of whether you plan to attend the meeting, I urge you to vote your proxy as soon as possible. Returning the proxy card does not deprive you of your right to attend the meeting and to vote your shares in person and may save the Company from incurring additional proxy solicitation costs.

The Board of Directors and management look forward to seeing you at the Annual Meeting.

Sincerely yours,
Paul E. Freiman
President and Chief Executive Officer

NEUROBIOLOGICAL TECHNOLOGIES, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD THURSDAY, NOVEMBER 14, 2002

THE STOCKHOLDERS OF NEUROBIOLOGICAL TECHNOLOGIES, INC.:

The Annual Meeting of Stockholders of Neurobiological Technologies, Inc. (“NTI” or the “Company”) will be held at the St. Francis Yacht Club, On The Marina, San Francisco, California, on Thursday, November 14, 2002 at 10:00 a.m., local time, for the following purposes:

1.	To elect six directors to hold office until the 2003 Annual Meeting of Stockholders and until their successors are elected and qualified.

2.	To ratify the appointment of Ernst & Young LLP as the Company’s independent auditors for the fiscal year ending June 30, 2003.

3.	To transact such other business as properly may come before the meeting or any adjournments or postponements of the meeting.

The foregoing items of business are more fully described in the proxy statement accompanying this Notice.

Only stockholders of record at the close of business on September 27, 2002 are entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements of the meeting. A complete list of stockholders entitled to notice of and to vote at the Annual Meeting will be available at the Company’s offices, 3260 Blume Drive, Suite 500, Richmond, California, for ten days before the meeting.

All stockholders are cordially invited to attend the Annual Meeting in person. To assure your representation at the meeting, you are urged to mark, sign, date and return the enclosed proxy as promptly as possible in the postage prepaid envelope enclosed for that purpose. Any stockholder attending the meeting may vote in person even if he or she returned a proxy.

By Order of the Board of Directors,
Stephen C. Ferruolo
Secretary

Richmond, California
October 8, 2002

IMPORTANT

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING IN PERSON, PLEASE SIGN AND RETURN THE ENCLOSED PROXY AS SOON AS POSSIBLE IN THE ENCLOSED POST-PAID ENVELOPE. THANK YOU FOR ACTING PROMPTLY.

NEUROBIOLOGICAL TECHNOLOGIES, INC.
3260 BLUME DRIVE, SUITE 500
RICHMOND, CA 94806
(510) 262-1730

PROXY STATEMENT

The enclosed proxy is solicited on behalf of the Board of Directors (the “Board”) of Neurobiological Technologies, Inc., a Delaware corporation (“NTI” or the “Company”). The proxy is solicited for use at the 2002 Annual Meeting of Stockholders to be held at the St. Francis Yacht Club, On The Marina, in San Francisco, California, on Thursday, November 14, 2002 at 10:00 a.m., local time, and at any and all adjournments or postponements thereof (the “Annual Meeting”). The approximate date on which this proxy statement and the accompanying notice and proxy are being mailed to stockholders is October 8, 2002.

INFORMATION CONCERNING SOLICITATION AND VOTING

Only stockholders of record at the close of business on September 27, 2002 are entitled to notice of, and to vote at, the Annual Meeting. At the close of business on September 27, 2002, the Company had outstanding 17,771,071 shares of Common Stock, par value $.001 per share (“Common Stock”), and 1,372,000 shares of Series A Preferred Stock, par value $.001 per share (the “Preferred Stock”). Holders of Common Stock are entitled to one vote for each share of Common Stock held. Holders of Preferred Stock are entitled one vote for each share of Preferred Stock held. The holders of Common Stock and Preferred Stock will vote together as a single class on all matters described in this proxy statement. In order to constitute a quorum for the conduct of business at the Annual Meeting, a majority of the outstanding shares entitled to vote at the Annual Meeting must be present in person or represented by proxy at the Annual Meeting.

All shares represented by each properly executed, unrevoked proxy received in time for the Annual Meeting will be voted in the manner specified in the proxy. If the manner of voting is not specified in an executed proxy received by the Company, the proxy will be voted for the election of the nominees listed in this proxy statement and for approval of the other proposals described in this proxy statement.

Directors are elected by a plurality vote. All other matters submitted for stockholder approval at the Annual Meeting will be decided by the affirmative vote of a majority of shares present in person or represented by proxy at the Annual Meeting and entitled to vote on each such matter. Abstentions and broker non-votes are counted for purposes of determining whether a quorum is present, but have the same effect as a vote cast against a given proposal. A broker non-vote occurs when a broker lacks the authority to vote on some proposals.

Any stockholder giving a proxy in the form accompanying this proxy statement has the power to revoke the proxy prior to its exercise. A proxy can be revoked by delivering an instrument of revocation to the Secretary of the Company prior to the Annual Meeting, by presenting at the Annual Meeting a duly executed proxy bearing a later date or time than the date or time of the proxy being revoked, or at the Annual Meeting by voting in person. Mere attendance at the Annual Meeting will not serve to revoke a proxy.

The expense of printing and mailing proxy materials will be borne by the Company. In addition to the solicitation of proxies by mail, solicitation may be made by certain directors, officers and other employees of the Company in person or by telephone or facsimile. No additional compensation will be paid to these persons for such solicitation. The Company will reimburse brokerage firms and others for their reasonable expenses in forwarding solicitation materials to beneficial owners of the Company’s stock.

PROPOSAL 1

ELECTION OF DIRECTORS

Nominees

The Board proposes the election of the following six directors of the Company. Directors are elected to serve until the next annual meeting of stockholders and until their successors are elected and qualified. The nominees securing the highest number of votes, up to the number of directors to be elected, will be elected as directors. It is intended that proxies received will be voted FOR the election of the nominees named below unless marked to the contrary. In the event any such person is unable or unwilling to serve as a director, proxies may be voted for substitute nominees designated by the present Board. The Board has no reason to believe that any of the persons named below will be unable or unwilling to serve as a director if elected.

All six nominees are currently serving as directors of the Company. The following table indicates the name and age of each nominee as of the date of this proxy statement, all positions with the Company held by the nominee, and the year during which the nominee first was elected or appointed a director.

Name	Age	Position with NTI	Director Continuously Since
Paul E. Freiman	68	President, Chief Executive Officer and Director	1997
Abraham E. Cohen	66	Chairman of the Board of Directors	1993
Enoch Callaway, M.D.	78	Director	1987
Theodore L. Eliot, Jr.	74	Director	1992
Abraham D. Sofaer	64	Director	1997
John B. Stuppin	69	Director	1988

Paul E. Freiman joined the Company as a director in April 1997 and was elected President and Chief Executive Officer in May 1997. He is the former chairman and chief executive officer of Syntex Corporation, where he had a long and successful career and was instrumental in the sale of Syntex to Roche Holdings for $5.3 billion. He is credited with much of the marketing success of Syntex’s lead product Naprosyn and was responsible for moving the product to over-the-counter status, marketed by Proctor & Gamble as Aleve. Mr. Freiman currently serves as chairman of the boards of Digital GeneTechnologies, Inc., a private genomics company, and SciGen Pte. Ltd. Mr. Freiman currently serves on the boards of Penwest Pharmaceutical Co., Calypte Biomedical Corporation, PHYTOS Inc., and Otsuka America Pharmaceuticals, Inc. He has been chairman of the Pharmaceutical Manufacturers Association of America (PhARMA) and has also chaired a number of key PhARMA committees. Mr. Freiman is also an advisor to Burrill & Co., a San Francisco merchant bank. Mr. Freiman holds a B.S. degree from Fordham University and an honorary doctorate from the Arnold & Marie Schwartz College of Pharmacy.

Abraham E. Cohen has been a director of the Company since March 1993 and has been Chairman of the Board since August 1993. From 1982 to 1992, Mr. Cohen served as Senior Vice President of Merck & Co. and from 1977 to 1988 as President of the Merck Sharp & Dohme International Division (“MSDI”). While at Merck, he played a key role in the development of Merck’s international business, initially in Asia, then in Europe and, subsequently, as President of MSDI, which manufactures and markets human health products outside the United States. Since his retirement from Merck and MSDI in January 1992, Mr. Cohen has been active as an international business consultant. He was a director of Agouron Pharmaceuticals, Inc. until its merger  with Warner-Lambert Company. He is currently a director of five other public companies: Akzo Nobel N.V., Axonyx, Inc., Chugai Pharmaceutical Co., Teva Pharmaceutical Industries, Ltd. and Vasomedical, Inc.

Enoch Callaway, M.D. is a founder and former employee of the Company and has served as a director of the Company since September 1987. Dr. Callaway previously served as Chairman of the Board of Directors of the Company from September 1987 to November 1990, as Co-Chairman of the Board of the Company from November 1990 until August 1993, as Vice President of the Company from September 1988 until August 1993 and as Secretary of the Company from September 1988 until September 1991. Dr. Callaway has been Emeritus Professor of Psychiatry at the University of California, San Francisco since 1986, where he also served as Director of Research at the Langley Porter Psychiatric Institute from 1959 to 1986. Dr. Callaway was Staff Psychiatrist, SFVAMC, 1996-1997. He is a member of the Institutional Review Board for SAM Technologies, Inc. and Abratek, Inc. Dr. Callaway is a Director of Phytos, Inc. He holds A.B. and M.D. degrees from Columbia University.

Theodore L. Eliot, Jr. has served as a director of the Company since August 1992. Previously, he served as a director of the Company from September 1988 until April 1992, and as a Vice President of the Company from September 1988 until September 1991. Mr. Eliot retired from the United States Department of State in 1978, after a 30-year career in which he held senior posts in Washington and was Ambassador to Afghanistan. He was Dean of the Fletcher School of Law and Diplomacy from 1978 to 1985 and a Director of Raytheon Co. from 1983 to 1998. He is currently a director of Fiberstars, Inc. and of several non-profit organizations. Mr. Eliot holds B.A. and M.P.A. degrees from Harvard University.

Abraham D. Sofaer has served as a director of the Company since April 1997. Mr. Sofaer is the first George P. Shultz Distinguished Scholar & Senior Fellow at the Hoover Institution, Stanford University, appointed in 1994. He has also been a Professor of Law (by courtesy) at Stanford Law School since 1997. From 1990 to 1994, Mr. Sofaer was a partner at the legal firm of Hughes, Hubbard and Reed in Washington, D.C., where he represented several major U.S. public companies. From 1985 to 1990, he served as the Legal Adviser to the United States Department of State, where he was principal negotiator on several international disputes. From 1979 to 1985, he served as a federal judge in the Southern District of New York. Mr. Sofaer is registered as a qualified arbitrator with the American Arbitration Association and is a member of the National Panel of the Center for Public Resolution of Disputes (CPR), a leading organization in the area of resolution of disputes outside litigation. He has mediated major commercial cases. Additionally, he acts regularly as an arbitrator in merger-acquisition disputes, commercial cases involving valuation of technology, and securities class action suits. Mr. Sofaer is on the International Advisory Board of Chugai Biopharmaceuticals, Inc., a director of American Friends of the Koret Israel Economic Development Fund and the Koret Foundation and a Trustee of the National Museum of Jazz. Mr. Sofaer holds a B.A. degree from Yeshiva College and a L.L.B. degree from New York University.

John B. Stuppin is a founder and employee of the Company and has served as a director of the Company since September 1988. From September 1987 until October 1990, Mr. Stuppin served as President of the Company, from November 1990 to August 1993 as Co-Chairman of the Board of Directors, from October 1990 until September 1991 as Executive Vice President, and from April 1991 until July 1994 as Treasurer. He also served as acting Chief Financial Officer of the Company from the Company’s inception through December 1993. Mr. Stuppin is an investment banker and a venture capitalist. He has over 25 years experience in the start up and management of companies active in emerging technologies and has been the president of a manufacturing company. He is chairman of the board of Fiberstars, Inc. Mr. Stuppin holds an A.B. degree from Columbia College.

The Board of Directors recommends a vote “FOR” election of the nominees set forth above.

Board Meetings and Committees

The Board held six meetings during the fiscal year ended June 30, 2002. All directors attended at least 75% of the aggregate number of meetings of the Board and of committees on which such directors serve. The Board has appointed a Compensation Committee, an Audit Committee and a Nominating Committee.

The members of the Compensation Committee are Theodore L. Eliot, Jr. and Abraham D. Sofaer. The Compensation Committee held two meetings during fiscal 2002. The Compensation Committee’s functions are to assist in the implementation of, and provide recommendations with respect to, general and specific compensation policies and practices of the Company, including the administration of and granting of options under the Company’s 1993 Stock Plan and Amended and Restated Employee Stock Purchase Plan.

The members of the Audit Committee are Abraham E. Cohen, Theodore L. Eliot, Jr., and Abraham D. Sofaer. The Audit Committee held four meetings during fiscal 2002. The responsibilities of the Audit Committee are discussed below in the Report of the Audit Committee.

The members of the Nominating Committee are Dr. Enoch Callaway and John B. Stuppin. The Nominating Committee held no meetings during fiscal 2002. The Nominating Committee is responsible for matters relating to the composition of the Board of Directors, including recruitment, nomination and succession. No nominations were received from stockholders, and no procedures have been established for any such nominations.

Directors’ Compensation

Dr. Callaway was paid $15,000 during fiscal 2002 for consulting services rendered to the Company pursuant to a consulting agreement and $6,500 for serving as a director of the Company. Mr. Cohen was paid $32,500 during fiscal 2002 for consulting services rendered to the Company and $6,500 for serving as a director of the Company. Mr. Cohen is also reimbursed for his expenses for each meeting attended. Mr. Stuppin was paid $13,008 in fiscal 2002 as an employee of the Company and $6,500 for serving as a director of the Company. Messrs. Eliot and Sofaer were paid $6,500 each for serving as a director of the Company.

Non-employee directors are currently eligible to participate in the Company’s 1993 Stock Option Plan. Subject to the plan, each new non-employee director of the Company will receive an option to purchase 5,000 shares of Common Stock on the date of his or her initial election to the Board with an exercise price equal to the fair market value of the Common Stock on the date of grant. In addition, each non-employee director continuing to serve on the Board will also receive an automatic annual grant of an option to purchase 1,000 shares of Common Stock after each annual meeting of the Company’s stockholders.

In November 2001, Dr. Callaway and Messrs. Cohen, Eliot and Sofaer were each granted an option to purchase 1,000 shares of Common Stock at an exercise price of $3.88 per share. The options vest one year from the date of grant and become fully exercisable in the event of a change in control, as defined in the plan.

Employment Agreement and Change-in-Control Arrangement

In June 2002, Mr. Freiman entered into a one-year employment agreement that provides an annual base salary of $200,000 and a one-time retention bonus of $150,000. Additionally, Mr. Freiman is eligible for any management bonus plans that the Compensation Committee or the Board may adopt.

In December 1999, Mr. Freiman was granted an option to purchase up to 150,000 shares of Common Stock at an exercise price of $0.80 per share. This option vests on the earlier of December 2004 or a change in control of the Company.

Compensation Committee Interlocks and Insider Participation.

The members of the compensation committee are Messrs. Eliot and Sofaer. Mr. Eliot served as a Vice President of the Company from 1988 to 1991. There are no compensation committee interlocks between NTI and other entities involving NTI’s executive officers and board members who serve as executive officers or board members of the other entities.

Report of the Audit Committee

In September 2002, the Board adopted a new Audit Committee Charter, which provides that the Audit Committee shall oversee the accounting and financial reporting processes of the Company and the annual audit of the Company’s financial statements. A copy of the Audit Committee Charter is attached as Appendix A to this proxy statement. Each member of the Audit Committee qualifies as “independent” under the National Association of Securities Dealers’ listing standards.

The Audit Committee met subsequent to year-end to review and discuss the audited financial statements for the fiscal year ended June 30, 2002 with the Company’s management team and the independent auditors. The Committee discussed with the Company’s independent auditors all matters pursuant to SAS 61 (Codification of Statements on Auditing Standards, AU § 380) and received a report from the Company’s independent auditors with respect to the financial statements and disclosures. The Audit Committee has also received and reviewed the letter from the Company’s independent auditors required by Independence Standards Board Standard No. 1 and discussed with the auditors their independence from the Company. Based upon all such reviews and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2002 for filing with the Securities and Exchange Commission.

Abraham E. Cohen, Chairman
Thomas L. Eliot, Jr.
Abraham D. Sofaer

Report of the Compensation Committee

The Company’s executive compensation program is designed to provide competitive levels of base compensation in order to retain and motivate our executive officers, tie individual total compensation to individual performance and the success of the Company, and align the interests of our executive officers with those of our stockholders. Executive compensation generally consists of three components, base salary, bonus and stock option grants, each of which are described below.

The Compensation Committee strives to compensate our executives at levels that are competitive within our industry. Generally, the Compensation Committee seeks to fix each officer’s base salary at a level that is consistent with the median base salary offered by our peer competitors. The Compensation Committee reviews the base salary for each executive officer annually and makes any necessary adjustments based on changes in market conditions or individual performance.

Our bonus program is designed to reward executives for the Company’s overall performance as well as their individual performance in a given year. The Compensation Committee considers the performance of the officer and the Company for the preceding year in deciding whether to award a bonus and, if one is to be awarded, the size of the bonus. In certain cases, the Compensation Committee has awarded retention bonuses, which are generally only paid if the executive remains employed with the Company for a stated minimum period of time.

The Compensation Committee may also compensate our executive officers with stock option grants. Typically an option grant is awarded at the date of hire and periodic additional stock option grants may be made from time to time, depending on the officer’s performance. By granting stock options to our officers, the Compensation Committee intends to align the interests of our officers with the interests of stockholders by creating a return tied to the performance of our stock price. In determining the timing and size of stock option grants, the Compensation Committee considers the contributions of each executive in the preceding year, the responsibilities to be assumed by each executive in the upcoming year, appropriate incentives for the promotion of the long-term growth of the Company, and grants made to other executives in the industry holding comparable positions. It is the Compensation Committee’s practice to fix the price of the options at the fair market value on the date of the grant, thereby making the executive’s value realized tied directly to gains realized by our stockholders.

Chief Executive Officer Compensation

Mr. Freiman is compensated with a base salary and, depending on performance and the Company’s financial condition, a bonus and/or stock option award. In order to induce Mr. Freiman to continue as President and Chief Executive Officer while the Company explores strategic alternatives, the Compensation Committee recommended that the Company and Mr. Freiman enter into a one-year employment agreement. Pursuant to the June 2002 employment agreement, Mr. Freiman’s annual base salary was set at $200,000 and he was awarded a cash retention bonus of $150,000. Mr. Freiman may forfeit his retention bonus if he is terminated for cause or if he voluntarily terminates his employment with the Company, as set forth in his employment agreement. Mr. Freiman was not granted any stock option awards in fiscal 2002.

Theodore L. Eliot, Jr.
Abraham D. Sofaer

Executive Compensation

The following table sets forth information regarding compensation for the fiscal years ended June 30, 2000, 2001 and 2002 received by the Company’s Chief Executive Officer during fiscal 2002 and the Company’s only other executive officer whose total annual salary and bonus for fiscal year 2002 exceeded $100,000 (the “Named Officers”).

Summary Compensation Table

	Annual Compensation				Long-Term Compensation
Name and Principal Position	Year	Salary ($)	Bonus ($)		Option Awards (#)	Payouts ($)		All Other Compensation
Paul E. Freiman (1)	2002	$200,000	$150,000		—	—		$2,286.79
President and Chief Executive	2001	$168,393	$280,000	(2)	—	—		$2,028.41
Officer	2000	$155,055	—		225,000	—		$1,986.33

Lisa U. Carr, M.D., Ph.D. (3)	2002	$123,200	$30,000		50,000			$7,021.53
Vice President, Medical Affairs	2001	$115,054	$25,000		40,000	$100,000	(4)	$2,546.65
	2000	$102,743	—		52,500	—		$2,481.85

(1)	“All Other Compensation” for Mr. Freiman consists of dental and life insurance premiums paid by the Company.
(2)	Consists of a bonus of $30,000 and a retention bonus of $250,000 pursuant to March 15, 2001 employment agreement.
(3)	“All Other Compensation” for Dr. Carr consists of matching contributions made by the Company under its 401(k) Plan and dental, health and life insurance premiums paid by the Company.
(4)	Represents a retention bonus paid pursuant to Dr. Carr’s February 1, 1999 employment agreement.

Fiscal 2002 Stock Option Grants

The following table sets forth certain information regarding the grant of stock option awards to the Named Officers during the fiscal year ended June 30, 2002.

	Individual Grants				Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term (3)
Name	Number of Securities Underlying Options Granted (#) (1)	Percent of Total Options Granted to Employees in Fiscal 2002 (%) (2)	Exercise or Base Price ($/Share) (1)	Expiration Date	5% ($)	10% ($)
Paul E. Freiman	—	—	—	—	—	—

Lisa U. Carr, M.D., Ph.D.	50,000	44.8%	$3.05	6/5/12	$95,906	$243,046

(1)	The options were granted under the Company’s Amended and Restated 1993 Stock Option Plan. The exercise price of all options was equal to 100% of the fair market value on the date of grant.
(2)	Based on a total of 111,500 stock options granted to employees during fiscal year ended June 30, 2002.
(3)
These figures represent the potential value of the option over its ten-year term, assuming annual stock price appreciation of 5% and 10%. These assumed rates of return are only hypothetical and are not necessarily indicative of the future performance of the Company’s stock price.

Fiscal Year-End Option Values

The following table sets forth certain information regarding the value of stock option awards held by the Named Officers as of June 30, 2002.

	Number of Unexercised Options Held at Fiscal Year End (#)		Value of Unexercised In-the-Money Options at Fiscal Year End ($)(1)
Name	Exercisable	Unexercisable	Exercisable	Unexercisable
Paul E. Freiman	464,063	295,937	$605,570	$512,310

Lisa U. Carr, M.D., Ph.D.	101,885	102,240	$159,199	$16,227

(1)
The value of the in-the-money options represents the difference between (a) $2.88, the closing price for the Company’s common stock on June 28, 2002 (the last trading day of fiscal 2002) and (b) the respective exercise price for each option, multiplied by the number of shares of common stock underlying each respective option.

Equity Compensation Plan Information

The Company may grant equity awards to eligible persons pursuant to its 1993 Stock Option Plan and Employee Stock Purchase Plan. The following table sets forth certain information regarding the plans as of June 30, 2002.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights*	Weighted-average exercise price of outstanding options, warrants and rights*	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in the first column)
Equity compensation plans approved by security holders	1,789,387	$2.55	308,826

Equity compensation plans not approved by security holders	—	—	—

Total	1,789,387	$2.55	308,826

*
The purchase price and number of shares underlying outstanding purchase rights under the Employee Stock Purchase Plan cannot be calculated as of June 30, 2002. As a result, these data have been omitted from the above table.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the Company’s outstanding shares of each class of equity securities beneficially owned as of September 27, 2002 (unless otherwise indicated below) by: (1) each person who is known to the Company to own beneficially more than five percent of each class of the outstanding equity securities; (2) each of the Company’s directors; (3) the Named Officers; and (4) all directors and executive officers as a group. The information relating to share ownership is based upon information furnished to the Company and upon filings made with the Securities and Exchange Commission on or before September 27, 2002. The Company believes that the beneficial owners of each class of equity securities, based on information supplied by such owners, have sole investment and voting power with respect to the shares of each class of equity securities shown as being beneficially owned by them, except as otherwise set forth in the footnotes to the table.

Name and Address+	Number of Shares of Common Stock‡	Number Subject to Options and Warrants Exercisable Within 60 days	Percentage of Common Stock	Number of Shares of Series A Preferred Stock	Percentage of Series A Preferred Stock
Arthur Rock (1) One Maritime Plaza, #1220 San Francisco, CA 94111	1,643,470	338,071	9.1%	—	—
Lindsay A. Rosenwald, M.D. (2) 787 Seventh Avenue, 48th Floor New York, NY 10019	1,000,454	500,000	5.5%	—	—
New York Life Insurance Company (3) 51 Madison Avenue, Room 206 New York, NY 10010	953,750	—	5.2%	400,000	29.2%
Capital Research and Management Company (4) 333 South Hope Street Los Angeles, CA 90071	900,000	—	5.1%
Paul E. Freiman (5).	577,575	521,875	3.2%	—	—
Enoch Callaway, M.D. (6).	156,848	53,600	*	4,000	*
Abraham E. Cohen.	718,391	257,644	4.0%	100,000	7.3%
Theodore L. Eliot, Jr. (7)	104,660	77,116	*	—	—
Abraham D. Sofaer	687,431	209,504	3.8%	100,000	7.3%
John B. Stuppin (8).	806,431	37,250	4.5%	100,000	7.3%
Lisa U. Carr, M.D., Ph.D.	134,212	116,468	*	—	—
All directors and executive officers (as a group 7 persons)(9)	3,185,548	1,273,457	16.5%	304,000	22.2%

+	Unless indicated otherwise, the address of each beneficial owner is c/o Neurobiological Technologies, Inc., 3260 Blume Drive, Suite 500, Richmond, California 94806.
‡
Represents shares of common stock held as of September 27, 2002, plus shares of common stock that may be acquired upon conversion of shares of Series A Preferred Stock held as of such date, plus shares of common stock that may be acquired upon exercise of options and warrants exercisable within 60 days from September 27, 2002.

*	Less than 1%
(1)	According to Schedule 13D/A filed November 19, 1999 by Arthur Rock and information provided by the Company.
(2)	According to Schedule 13G/A filed February 14, 2002 by Paramount Capital Asset Management, Inc., Dr. Lindsay Rosenwald and certain affiliated entities.
(3)	According to Schedule 13G/A filed February 12, 2001 by New York Life Insurance Company.

(4)	According to Schedule 13G filed February 11, 2002 by Capital Research and Management Company and SMALLCAP World Fund, Inc.
(5)	The number of shares of common stock shown includes 55,700 shares held in the estate of Paul E. Freiman and Anna Mazzuchi Freiman.
(6)
The number of shares of common stock shown includes 99,248 shares held by The Callaway Family Trust dated May 30, 1995. Dr. Callaway may be deemed to have a beneficial interest in the shares held by the Callaway Trust.

(7)
The number of shares of common stock shown includes 27,544 shares held by Theodore L. Eliot, Jr. and Patricia P. Eliot, Trustees, the Eliot Trust, February 27, 1987. Mr. Eliot may be deemed to have a beneficial interest in the shares held by the Eliot Trust.

(8)
The number of shares of common stock shown includes 667,681 shares held by John B. Stuppin and Jane K. Stuppin, Trustees UTD dated March 11, 1991, 500 shares held by Mr. Stuppin’s spouse, and 1,500 shares held in Mr. Stuppin’s individual retirement account (IRA). Mr. Stuppin may be deemed to have a beneficial interest in the shares held by the Stuppin Trust and Mrs. Stuppin.

(9)	The number of shares of common stock shown includes shares included pursuant to notes 5-8.

Stock Performance Graph

Set forth below is a line graph comparing the yearly percentage change in the cumulative total stockholder returns on the Company’s common stock over a five-year period with the cumulative total return of the Nasdaq Composite Index and the Nasdaq Biotech Index. The graph assumes that $100.00 was invested on June 30, 1998 in the Company’s common stock and each index, and that all dividends were reinvested. The comparisons in the graph are required by the Securities and Exchange Commission and are not intended to forecast or be indicative of possible future performance of the Company’s common stock.

	6/30/98	6/30/99	6/30/00	6/30/01	6/30/02
NTI	100	100	971	360	329
Nasdaq Composite Index	100	142	209	114	77
Nasdaq Biotech Index	100	160	384	320	161

Section 16(a) Beneficial Ownership Reporting Compliance

Under the Securities Exchange Act of 1934, as amended, the Company’s directors, executive officers and any persons holding more than 10% of the Company’s Common Stock are required to report their initial ownership of the Company’s Common Stock and any subsequent changes in that ownership to the Securities and Exchange Commission. To the Company’s knowledge, all reports required to have been filed in fiscal 2002 have been timely filed. In making this disclosure, the Company has relied solely on written representations of its directors and executive officers and copies of the reports that have been filed with the Securities and Exchange Commission.

PROPOSAL 2

RATIFICATION OF INDEPENDENT AUDITORS

On recommendation of the Audit Committee, the Board of Directors has appointed the firm of Ernst & Young LLP as the Company’s independent auditors for the fiscal year ending June 30, 2003, subject to ratification by the stockholders. Ernst & Young LLP has audited the Company’s financial statements since fiscal 1992. Representatives of Ernst & Young LLP are expected to be present at the Company’s Annual Meeting. They will have an opportunity to make a statement, if they desire to do so, and will be available to respond to appropriate questions.

Audit Fees

Audit Fees.    During the fiscal year ended June 30, 2002, the aggregate fees from Ernst & Young LLP for the audit of the Company’s financial statements for such fiscal year and for the review of the Company’s interim financial statements was $108,700.

Financial Systems Design and Implementation Fees.    During the fiscal year ended June 30, 2002, Ernst & Young LLP did not perform any information technology consulting services.

All Other Fees.    During fiscal year ended June 30, 2002, the aggregate fees from Ernst & Young LLP for professional services other than audit and information technology consulting services was $54,650, consisting of $10,400 for audit related services for SEC registration statements and accounting consultation services and $44,250 for tax compliance and tax consultation services.

The Audit Committee has determined the rendering of all non-audit services by Ernst & Young LLP is compatible with maintaining the auditor’s independence.

Required Approval

Approval of this proposal requires the affirmative vote of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the proposal.

The Board of Directors recommends a vote “FOR” ratification of Ernst & Young LLP as the Company’s independent auditors.

OTHER INFORMATION

A copy of the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2002 is enclosed with this proxy statement.

STOCKHOLDER PROPOSALS

Stockholders who wish to submit proposals for inclusion in the Company’s proxy statement for the 2003 Annual Meeting of Stockholders must provide the Company with written notice of the proposal no later than June 10, 2003. Notification of stockholder proposals must conform to the requirements established by the Securities and Exchange Commission and should be addressed to Neurobiological Technologies, Inc., Attn: Corporate Secretary, 3260 Blume Drive, Suite 500, Richmond, California 94806. The submission of a stockholder proposal does not guarantee that it will be included in the Company’s proxy statement.

OTHER MATTERS

The Company knows of no other business that will be presented at the Annual Meeting. If any other business is properly brought before the Annual Meeting, it is intended that proxies in the enclosed form will be voted in accordance with the judgment of the persons voting the proxies.

BY ORDER OF THE BOARD OF DIRECTORS,
Stephen C. Ferruolo
Secretary

Richmond, California
October 8, 2002

YOU ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE SIGN AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED POSTPAID ENVELOPE.

AUDIT COMMITTEE CHARTER

Adopted by the Board of Directors of
Neurobiological Technologies, Inc.

Purpose

The purpose of the Audit Committee (the “Committee”) of the board of directors (the “Board”) of Neurobiological Technologies, Inc. (the “Company”) is to oversee the accounting and financial reporting processes of the Company and audits of its financial statements. The Committee is not responsible, however, for planning or conducting audits, or determining whether the Company’s financial statements are complete and accurate or in accordance with generally accepted accounting principles.

Composition

The Committee shall be composed of three or more directors, as determined by the Board, each of whom shall be “independent”, as that term is defined in Section 10A(m) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the Rules and Regulations (the “Regulations”) of the Securities and Exchange Commission (the “Commission”) under the Exchange Act, and shall meet the independence and financial literacy requirements of the Nasdaq. At least one member of the Committee shall be a “financial expert”, as that term is defined in the Regulations, and shall have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual’s financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities.

Responsibilities

The Committee is charged by the Board with the responsibility to:

1. Appoint and provide for the compensation of a “registered public accounting firm” (as that term is defined in Section 2(a) of the Sarbanes-Oxley Act of 2002) to serve as the Company’s independent auditor, oversee the work of the independent auditor (including resolution of any disagreements between management and the independent auditor regarding financial reporting), evaluate the performance of the independent auditor and, if so determined by the Committee, replace the independent auditor; it being acknowledged that the independent auditor is ultimately accountable to the Board and the Committee, as representatives of the stockholders.

2. Ensure the receipt of, and evaluate the written disclosures and the letter that the independent auditor submits to the Committee regarding the auditor’s independence in accordance with Independence Standards Board Standard No. 1, discuss such reports with the auditor, oversee the independence of the independent auditor and, if so determined by the Committee in response to such reports, take appropriate action to address issues raised by such evaluation.

3. Discuss with the independent auditor the matters required to be discussed by SAS 61, as it may be modified or supplemented.

4. Instruct the independent auditor and the internal auditor to advise the Committee if there are any subjects that require special attention.

5. Instruct the independent auditor to report to the Committee on all critical accounting policies of the Company, all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments and the treatment preferred by the auditors, and other material written communication between the auditors and management.

6. Meet with management and the independent auditor to discuss the annual financial statements and the report of the independent auditor thereon, and to discuss significant issues encountered in the course of the audit work, including: restrictions on the scope of activities; access to required information; the adequacy of internal financial controls; the adequacy of the disclosure of off-balance sheet transactions, arrangements, obligations and relationships in reports filed with the Commission; and the appropriateness of the presentation of any pro forma financial information included in any report filed with the Commission or in any public disclosure or release.

7. Review the management letter delivered by the independent auditor in connection with the audit.

8. Following such review and discussions, if so determined by the Committee, recommend to the Board that the annual financial statements be included in the Company’s annual report.

9. Meet quarterly with management and the independent auditor to discuss the quarterly financial statements prior to the filing of the Form 10-Q; provided that this responsibility may be delegated to the chairman of the Committee.

10. Meet at least once each year in separate executive sessions with management, the internal auditor and the independent auditor to discuss matters that any of them or the Committee believes could significantly affect the financial statements and should be discussed privately.

11. Have such meetings with management, the independent auditor and the internal auditor as the Committee deems appropriate to discuss the concept and design of the Company’s information and reporting systems and the steps management has taken to address significant issues concerning those matters, and to discuss significant financial risk exposures facing the Company and the steps management has taken to monitor and control such exposures.

12. Review significant changes to the Company’s accounting principles and practices proposed by the independent auditor, the internal auditor or management.

13. Review the scope and results of internal audits.

14. Evaluate the performance of the internal auditor and, if so determined by the Committee, recommend replacement of the internal auditor.

15. Conduct or authorize such inquiries into matters within the Committee’s scope of responsibility as the Committee deems appropriate.

16. Provide minutes of Committee meetings to the Board, and report to the Board on any significant matters arising from the Committee’s work.

17. At least annually, evaluate the performance of the Committee, review and reassess this Charter and, if appropriate, recommend changes to the Board.

18. Prepare the Committee report required by the Regulations to be included in the Company’s annual proxy statement.

19. Establish a procedure for receipt, retention and treatment of any complaints received by the Company about its accounting, internal accounting controls or auditing matters and for the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

20. Approve, in advance of their performance, all professional services to be provided to the Company by its independent auditor, provided that the Committee shall not approve any non-audit services proscribed by Section 10A(g) of the Exchange Act in the absence of an applicable exemption. The Committee may delegate to a designated member or members of the Committee the authority to approve such services so long as any such approvals are disclosed to the full Committee at its next scheduled meeting.

21. Review and approve all related party transactions.

Authority

By adopting this Charter, the Board delegates to the Committee full and exclusive authority to:

1. Perform each of the responsibilities of the Committee described above.

2. Appoint a chair of the Committee, unless a chair is designated by the Board.

3. Engage independent counsel and other advisers as the committee determines necessary to carry out its responsibilities.

4. Cause the officers of the corporation to provide such funding as the Committee shall determine to be appropriate for payment of compensation to the Company’s independent auditor and any legal counsel or other advisers engaged by the Committee.

5. Obtain advice and assistance from internal legal or other advisors.

Adopted:    September 26, 2002

NEUROBIOLOGICAL TECHNOLOGIES, INC.
PROXY
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Paul E. Freiman and Stephen C. Ferruolo proxies, and hereby authorizes each of them to represent and vote as designated on the other side, all the shares of stock of Neurobiological Technologies, Inc. standing in the name of the undersigned with all powers which the undersigned would possess if present at the Annual Meeting of Stockholders of the company to be held on Thursday, November 14, 2002 or any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned. If no direction is made, this proxy will be voted FOR the election of the nominees described in the accompanying proxy statement and FOR the ratification of appointment of independent auditors.

THIS PROXY CONFERS DISCRETIONARY AUTHORITY WITH RESPECT TO MATTERS NOT KNOWN OR DETERMINED AT THE TIME OF THE MAILING OF THE NOTICE OF ANNUAL MEETING OF STOCKHOLDERS.

(Continued, and to be marked, dated and signed, on the other side)

Please mark
your votes
as indicated    ☒

ITEM 1—ELECTION OF DIRECTORS

Nominees:	01 Paul E. Freiman	FOR ALL	☐
	02 Theodore L. Eliot, Jr.	WITHHOLD ALL	☐
03 Abraham E. Cohen
04 Abraham D. Sofaer
05 Enoch Callaway, M.D.
06 John B. Stuppin

Instruction: To withhold authority to vote for any Nominee print the name(s) here and check box “FOR ALL”.

(write nominee(s) name here)

ITEM 2—RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

FOR	☐
ABSTAIN	☐
AGAINST	☐

Signature(s)                                                                                   Dated                                 , 2002

Please date and sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Vote by Internet or Telephone or Mail
24 Hours a Day, 7 Days a Week

Internet and telephone voting are available through 4PM Eastern Time the business day prior to meeting day.

Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you’ve marked, signed and returned your proxy card.

Internet
http://www.eproxy.com/ntii

Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site. You will be prompted to enter your control number, located in the box below, to create and submit an electronic ballot.
OR
Telephone
1-800-435-6710

Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call. You will be prompted to enter your control number, located in the box below, and then follow the directions given.
	OR	Mail Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope

If you vote your proxy by Internet or by telephone,
you do NOT need to mail back your proxy card.

You can view the Annual Report and Proxy Statement
on the Internet at: http://www.ntii.com